UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 28, 2006  (September 28, 2006)

Date of Report - (Date of earliest event reported)

PARAMOUNT ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-51518	20-2938469
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

787 7th Avenue, 48th Floor

New York, NY 10019

(Address of principal executive offices) (Zip Code)

(212) 554-4300

(Registrant’s telephone number)

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 25, 2006, Paramount Acquisition Corp., a Delaware corporation (“Paramount”), entered into a Contribution Agreement (the “Contribution Agreement”) among Paramount, BioValve Technologies Inc., BTI Tech, Inc., a wholly-owned subsidiary of BioValve, and Valeritas LLC (“Valeritas”). Pursuant to the Contribution Agreement, on the closing date, subject to stockholder approval, Paramount will acquire approximately 58% of the membership units of Valeritas.

On September 28, 2006, Robert J. Gonnelli, President and Chief Executive Officer of Valeritas, gave an investor presentation at UBS. The text of the slides used during the presentation is furnished as Exhibit 99.1, attached hereto. Valeritas anticipates using the materials in future presentations.

Additional Information and Where to Find It

A stockholder meeting will be announced soon to obtain stockholder approval for the Contribution Agreement. Paramount intends to file with the Securities and Exchange Commission a proxy statement and other relevant materials in connection with the Contribution Agreement. The proxy statement will be mailed to Paramount’s stockholders. PARAMOUNT’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE CONTRIBUTION AGREEMENT, PARAMOUNT AND VALERITAS. Investors and stockholders may obtain free copies of these materials (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov. A free copy of the proxy statement when it becomes available may also be obtained from Paramount, at 787 7th Avenue, 48th Floor, New York, NY 10019. Paramount and its officers and directors may be deemed to be participants in the solicitation of proxies from Paramount’s stockholders with respect to the Contribution Agreement. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of Paramount and its respective executive officers and directors in the proposed Contribution Agreement by reading the proxy statement, which will be filed with the SEC.

Item 9.01               Financial Statements and Exhibits.

(c) Exhibits

99.1         Investor presentation, dated September 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT ACQUISITION CORP.

By:	/s/ J. JAY LOBELL
Name: J. Jay Lobell
Title: Chief Executive Officer

Dated:  September 29, 2006

Exhibit Index

Exhibit No.

99.1	Investor Presentation, dated September 28, 2006.